Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS FOURTH-QUARTER AND FULL-YEAR 2016 RESULTS

FOURTH-QUARTER HIGHLIGHTS:

•	REVENUE +8.7%

•	SAME-UNIT REVENUE +2.9%

•	EPS FROM CONTINUING OPERATIONS ($0.01) vs. ($0.02)

FULL-YEAR HIGHLIGHTS:

•	REVENUE +6.6%

•	SAME-UNIT REVENUE +2.6%

•	EPS FROM CONTINUING OPERATIONS $0.76 vs. $0.66; +15.2%

CLEVELAND (February 16, 2017) – CBIZ, Inc. (NYSE: CBZ) today announced financial results for the fourth quarter and year ended December 31, 2016.

For the 2016 fourth quarter, CBIZ reported revenue of $178.8 million, an increase of $14.4 million, or 8.7%, over the $164.4 million reported in the fourth quarter of 2015. Same-unit revenue increased by $4.8 million, or 2.9%, for the quarter, compared with the same period a year ago. Newly acquired operations, net of divestitures, contributed $9.6 million, or 5.8%, to revenue in the quarter. CBIZ reported a loss from continuing operations of $0.6 million, or $0.01 per diluted share in the 2016 fourth quarter, compared with a loss of $0.8 million, or $0.02 per diluted share, for the same period a year ago. Adjusted EBITDA for the fourth quarter was $5.4 million, compared with $3.5 million for the fourth quarter of 2015.

For the full-year 2016, CBIZ reported revenue of $799.8 million, an increase of $49.4 million, or 6.6%, over the $750.4 million recorded for 2015. Same-unit revenue increased by $19.5 million, or 2.6%, compared with the same period a year ago. Acquisitions, net of divestitures, contributed $29.9 million, or 4.0%, to revenue growth. Income from continuing operations was $40.6 million, or $0.76 per diluted share, for 2016, compared with $35.0 million, or $0.66 per diluted share, for the same period a year ago. Adjusted EBITDA was $94.8 million, compared with $87.0 million for 2015.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “2016 was another strong year for CBIZ. Our full-year results of 6.6% growth in revenue and 15.2% growth in earnings per diluted share were ahead of our expectations. These results were bolstered by a strong fourth quarter, with revenue growth of 8.7%, and same-unit revenue growth of 2.9%. The positive results recorded in our Financial Services segment reflect continued strength in both government healthcare consulting and our core accounting services, while the growth in our Benefits and Insurance segment was driven primarily by acquisitions.”

Grisko continued, “We completed two acquisitions during the fourth quarter, Actuarial Consultants, Inc., of Torrance, CA, which further enhances our position as a leading national provider of retirement planning services, and The Seff Group, which strengthens our financial services offerings in Denver, CO. We are pleased with the performance of our acquisition activity to date, as the six acquisitions we closed during 2016 are expected to contribute approximately $41.0 million to annualized revenue. With our strong cash flow and current acquisition pipeline, we intend to continue to make strategic acquisitions that broaden our geographic footprint and enhance the services we provide to our clients.”

2017 Outlook

For 2017, CBIZ expects total revenue growth within a range of 6% to 8%, and income from continuing operations to grow within a range of 12% to 14%. Fully-diluted weighted average share count is expected to increase to approximately 55.5 million shares in 2017, and as a result, earnings per diluted share is expected to increase within a range of 8% to 10% over the $0.76 reported for 2016.

Conference Call

CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast live for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at http://dpregister.com/10100437 to receive the dial-in number and unique personal identification number. Participants may register at any time, including up to and after the call start time.

A replay of the webcast will be made available approximately two hours following the call on the Company’s web site at www.cbiz.com. For those without Internet access, a replay of the call will also be available starting at approximately 1:00 p.m. (ET), February 16, through 5:00 p.m. (ET), February 20, 2017. The toll-free dial-in number for the replay is 1-877-344-7529. If you are listening from outside the United States, dial 1-412-317-0088. The access code for the replay is 10100437.

About CBIZ

CBIZ, Inc. provides professional business services that help clients better manage their finances, employees and insurance needs. CBIZ provides its clients with financial services including accounting, tax, financial advisory, government healthcare consulting, risk advisory, and valuation services. Benefits and Insurance services include employee benefits consulting, property and casualty insurance, retirement plan consulting, payroll, and HR consulting. As one of the largest accounting, insurance brokerage and valuation companies in the United States, the Company’s services are provided through more than 100 Company offices in 33 states.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED DECEMBER 31, 2016 AND 2015

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	DECEMBER 31,
	2016	%	2015	%
Revenue	$178,785	100.0%	$164,412	100.0%
Operating expenses (1) (2)	171,544	95.9%	159,914	97.3%

Gross margin	7,241	4.1%	4,498	2.7%
Corporate general and administrative expenses (1)	9,049	5.1%	8,019	4.8%

Operating loss	(1,808)	-1.0%	(3,521)	-2.1%
Other income (expense):
Interest expense	(1,574)	-0.9%	(1,237)	-0.7%
Gain (loss) on sale of operations, net	375	0.2%	(22)	0.0%
Other income, net (1) (3)	1,475	0.8%	1,780	1.0%

Total other income, net	276	0.1%	521	0.3%
Loss from continuing operations before income tax expense	(1,532)	-0.9%	(3,000)	-1.8%
Income tax benefit	(967)		(2,226)

Loss from continuing operations	(565)	-0.3%	(774)	-0.5%
Loss from operations of discontinued businesses, net of tax	(121)		(1,097)
Loss on disposal of discontinued businesses, net of tax	—		(35)

Net loss	$(686)	-0.4%	$(1,906)	-1.2%

Diluted loss per share:
Continuing operations .	$(0.01)		$(0.02)
Discontinued operations	—		(0.02)

Net loss	$(0.01)		$(0.04)

Diluted weighted average common shares outstanding	53,019		51,669
Other data from continuing operations:
Adjusted EBITDA (4)	$5,406		$3,480

(1)	CBIZ sponsors a deferred compensation plan, under which a CBIZ employee’s compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in “Operating expenses” ($0.9 million expense in 2016 and $2.0 million expense in 2015, or (0.5%) and (1.2%) of revenue, respectively) and “Corporate general and administrative expenses” ($0.1 million expense in 2016 and $0.3 million of expense in 2015, or (0.1%) and (0.2%) of revenue, respectively) and are directly offset by deferred compensation gains or losses in “Other income, net” ($1.0 million income in 2016 and $2.3 million income in 2015, or 0.6% and 1.4% of revenue, respectively). The deferred compensation plan has no impact on “Loss from continuing operations before income tax expense”.
(2)	“Operating expenses” for both the fourth quarter of 2016 and 2015 include a reduction of $0.9 million related to state payroll tax incentives associated with an office relocation. During the fourth quarter of 2015, the Company recorded the incentives associated with the office relocation to “Other income, net.” These incentives were reclassified from “Other income, net” to “Operating expenses” to align the incentives with the expenses associated with the office relocation. This reclassification had no impact on “Loss from continuing operations” or diluted loss per share from continuing operations.
(3)	Included in “Other income, net” for the three months ended December 31, 2016 and 2015, is income of $0.4 million and expense of $0.2 million, respectively, related to net decreases/increases in the fair value of contingent consideration related to CBIZ’s prior acquisitions.
(4)	Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest generally accepted accounting principles (“GAAP”) financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015

(In thousands, except percentages and per share data)

	TWELVE MONTHS ENDED
	DECEMBER 31,
	2016	%	2015	%
Revenue	$799,832	100.0%	$750,422	100.0%
Operating expenses (1) (2)	697,726	87.2%	652,391	86.9%

Gross margin	102,106	12.8%	98,031	13.1%
Corporate general and administrative expenses (1)	36,319	4.6%	32,527	4.4%

Operating income	65,787	8.2%	65,504	8.7%
Other income (expense):
Interest expense	(6,593)	-0.8%	(8,902)	-1.2%
Gain on sale of operations, net	855	0.1%	84	0.0%
Other income, net (1) (3)	6,957	0.9%	1,146	0.2%

Total other income (expense), net	1,219	0.2%	(7,672)	-1.0%
Income from continuing operations before income tax expense	67,006	8.4%	57,832	7.7%
Income tax expense	26,399		22,829

Income from continuing operations	40,607	5.1%	35,003	4.7%
Loss from operations of discontinued businesses, net of tax	(542)		(2,323)
Gain on disposal of discontinued businesses, net of tax	—		1,427

Net income	$40,065	5.0%	$34,107	4.5%

Diluted earnings (loss) per share:
Continuing operations	$0.76		$0.66
Discontinued operations	(0.01)		(0.01)

Net income	$0.75		$0.65

Diluted weighted average common shares outstanding	53,513		52,693
Other data from continuing operations:
Adjusted EBITDA (4)	$94,842		$87,039

(1)	CBIZ sponsors a deferred compensation plan, under which a CBIZ employee’s compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in “Operating expenses” ($4.6 million expense in 2016 and $0.6 million income in 2015, or (0.6%) and 0.1% of revenue, respectively) and “Corporate general and administrative expenses” ($0.7 million expense in 2016 and $0.1 million income in 2015, or (0.1%) and 0.0% of revenue, respectively) and are directly offset by deferred compensation gains or losses in “Other income, net” ($5.3 million income in 2016 and $0.7 million expense in 2015, or 0.7% and (0.1%) of revenue, respectively). The deferred compensation plan has no impact on “Income from continuing operations before income tax expense.”
(2)	“Operating expenses” for the twelve months ended December 31, 2016 include a reduction of $3.2 million related to state payroll tax incentives associated with an office relocation. For the twelve months ended December 31, 2015, the Company recorded incentives associated with the office relocation of $1.6 million which were recorded in “Other income, net.” These incentives were reclassified from “Other income, net” to “Operating expenses” to align the incentives with the expenses associated with the office relocation. This reclassification had no impact on “Income from continuing operations” or diluted earnings per share from continuing operations.
(3)	Included in “Other income, net” is income of $1.3 million and $2.9 million at December 31, 2016 and 2015, respectively, related to net decreases in the fair value of contingent consideration related to CBIZ’s prior acquisitions. During the twelve months ended December 31, 2015, CBIZ recorded a non-operating charge of $0.8 million from the early retirement of $49.3 million face value of its 2010 Notes that matured on October 1, 2015.
(4)	Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest generally accepted accounting principles (“GAAP”) financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands)

SELECT SEGMENT DATA

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2016	2015	2016	2015
Revenue
Financial Services	$103,195	$97,539	$501,307	$476,396
Benefits and Insurance Services	67,816	59,525	267,606	244,493
National Practices	7,774	7,348	30,919	29,533

Total	$178,785	$164,412	$799,832	$750,422

Gross Margin
Financial Services	$(2,960)	$(1,226)	$69,053	$65,071
Benefits and Insurance Services	11,980	10,911	44,119	42,355
National Practices	854	825	3,222	3,116
Operating expenses - unallocated (1):
Other	(1,734)	(3,971)	(9,722)	(13,064)
Deferred compensation	(899)	(2,041)	(4,566)	553

Total	$7,241	$4,498	$102,106	$98,031

(1)	Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges and certain advertising expenses. “Operating expenses—unallocated” also include gains or losses attributable to the assets held in the Company’s deferred compensation plan. These gains or losses do not impact “Income from continuing operations before income tax expense” as they are directly offset by the same adjustment to “Other income (expense), net” in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as compensation expense in “Operating expenses” and as income in “Other income (expense), net.”

CBIZ, INC.

SELECT CASH FLOW DATA

(In thousands)

	TWELVE MONTHS ENDED
	DECEMBER 31,
	2016	2015
Net income	$40,065	$34,107
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	22,098	20,389
Amortization of discount on notes and deferred financing costs	523	2,271
Bad debt expense, net of recoveries	4,090	5,658
Adjustments to contingent earnout liability	(1,342)	(2,853)
Employee stock awards	5,725	5,729
Other adjustments	3,756	2,575

Net income, after adjustments to reconcile net income to net cash provided by operating activities	74,915	67,876
Changes in assets and liabilities, net of acquisitions and divestitures	(4,260)	(21,480)

Operating cash flows provided by continuing operations	70,655	46,396
Operating cash flows provided by discontinued operations	387	990

Net cash provided by operating activities	71,042	47,386
Net cash used in investing activities	(50,014)	(6,949)

Net cash used in financing activities	(18,384)	(40,566)

Net increase (decrease) in cash and cash equivalents	$2,644	$(129)

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

SELECT FINANCIAL DATA AND RATIOS

(In thousands)

	DECEMBER 31,	DECEMBER 31,
	2016	2015
Cash and cash equivalents	$3,494	$850
Restricted cash	27,880	24,860
Accounts receivable, net	175,354	153,608
Current assets before funds held for clients	228,135	200,983
Funds held for clients - current and non-current	213,457	171,497
Goodwill and other intangible assets, net	584,401	535,653
Total assets	$1,118,588	$996,331
Current liabilities before client fund obligations	$125,592	$99,735
Client fund obligations	213,855	171,318
Notes payable - long-term	1,721	—
Bank debt (1)	190,049	203,931
Convertible notes - non-current	—	750
Total liabilities	$638,567	$568,383
Treasury stock	$(471,311)	$(462,167)
Total stockholders’ equity	$480,021	$427,948
Debt to equity (2)	40.2%	47.8%
Days sales outstanding (DSO) - continuing operations (3)	76	72
Shares outstanding	54,044	52,953
Basic weighted average common shares outstanding	52,321	50,280
Diluted weighted average common shares outstanding	53,513	52,693

(1)	Effective January 1, 2016, CBIZ adopted Accounting Standards Update (“ASU”) 2015-03 and ASU 2015-15, “Interest—Imputation of Interest” which requires that debt issuance costs related to a recognized debt liability be presented on the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. Upon the adoption of ASU 2015-03 and ASU 2015-15, the carrying amount of bank debt at December 31, 2015 has been retrospectively adjusted from $205.8 million to $203.9 million.
(2)	Ratio is calculated as bank debt, notes payable and convertible notes divided by total stockholders’ equity. Upon the adoption of ASU 2015-03 and ASU 2015-15, the Company retrospectively adjusted the debt to equity ratio at December 31, 2015 from 48.3% to 47.8%.
(3)	DSO is provided for continuing operations and represents accounts receivable, net at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

GAAP RECONCILIATION

Income from Continuing Operations to Non-GAAP Financial Measures (1)

(In thousands)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2016	2015	2016	2015
(Loss) income from continuing operations	$(565)	$(774)	$40,607	$35,003
Interest expense	1,574	1,237	6,593	8,902
Income tax (benefit) expense	(967)	(2,226)	26,399	22,829
(Gain) loss on sale of operations, net	(375)	22	(855)	(84)

Depreciation	1,355	1,372	5,378	5,658
Amortization	4,384	3,849	16,720	14,731

Adjusted EBITDA	$5,406	$3,480	$94,842	$87,039

(1)	CBIZ reports its financial results in accordance with GAAP. This table reconciles Non-GAAP financial measures to the nearest GAAP financial measure, “(Loss) income from continuing operations”. Adjusted EBITDA is not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance or cash flow under GAAP. Adjusted EBITDA is commonly used by the Company, its shareholders and debt holders to evaluate, assess and benchmark the Company’s operational results and to provide an additional measure with respect to the Company’s ability to meet future debt obligations.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz